Exhibit 99

For Immediate Release

Contact:Mike Dinneen

Senior Vice President, Director of Marketing & Communications

(856) 552-5013

mdinneen@sunnb.com

Sun Bancorp, Inc. Announces $53.7 Million Reversal of Deferred Tax Asset Valuation Allowance; Fourth Quarter Net Income of $2.3 Million, or $0.12 per Diluted Share and Full Year 2016 Net Income of $7.8 Million, or $0.41 per Diluted Share Excluding Valuation Allowance Reversal

Mount Laurel, N.J. – January 31, 2017 –

Fourth Quarter Highlights:

•	Partial deferred tax asset valuation allowance reversal of $53.7 million recorded in the fourth quarter.
•	Quarterly net income of $2.3 million, or $0.12 per diluted share, excluding the valuation allowance reversal.
•	Further reduced quarterly operating expenses to $15.4 million in the fourth quarter as compared to $15.9 million in the prior linked quarter and $16.6 million in the year ago quarter.
•	During the fourth quarter, average commercial loans grew by 8% annualized while average deposits grew by 4% annualized.
•	Non-performing loans declined to $3.1 million, or 0.19% of total loans at December 31, 2016 as compared to $6.8 million, or 0.42% of total loans, at September 30, 2016.
•	Solid foundation with total risk-based capital ratio of 21.6%, tier 1 common ratio of 15.2% and leverage capital ratio of 14.6% at December 31, 2016.
•	Board of Directors declared a dividend of $0.01 per share to holders of record of the common stock of Sun Bancorp, Inc. on February 27, 2017, payable on March 13, 2017.

Sun Bancorp, Inc. (NASDAQ: SNBC), (the “Company”), the holding company for Sun National Bank (the “Bank”), today reported net income of $56.0 million, or $2.94 per diluted share, for the quarter ended December 31, 2016, compared to net income of $1.6 million, or $0.09 per diluted share, for the quarter ended

September 30, 2016, and net income of $1.5 million, or $0.08 per diluted share, for the quarter ended December 31, 2015.

“We are pleased to announce our second consecutive year of positive earnings as the Company has reported net income of $17.9 million over the last two years in addition to the deferred tax asset benefit of $53.7 million,” stated President & CEO Thomas M. O’Brien.  “This quarter further demonstrates our ability to generate operating earnings as we execute against our business plan.  Commercial loan origination capacity continues to grow, however achieving revenue growth remains challenging due to legacy portfolio runoff. Therefore, we have continued our focus on expense control and asset quality diligence.  In addition to reporting $2.3 million of earnings exclusive of the valuation allowance reversal, the Company also declared its third consecutive quarterly dividend.”

Discussion of Results:

Balance Sheet

Total assets increased during the quarter to $2.26 billion at December 31, 2016, as compared to $2.19 billion at September 30, 2016 and $2.21 billion at December 31, 2015. Deferred tax assets, net totaled $51.6 million at December 31, 2016 as compared to a net liability of $3.4 million and $1.5 million, respectively, at September 30, 2016 and December 31, 2015 due primarily to the aforementioned valuation allowance reversal. Cash and cash equivalents totaled $134.2 million at December 30, 2016, as compared to $156.3 million at September 30, 2016 and $204.3 million at December 31, 2015.  The decrease in cash and cash equivalents during the fourth quarter of 2016 was primarily due to commercial loan originations. The decrease in cash and cash equivalents from December 31, 2015 resulted primarily from year-to-date loan growth and investment purchases.

Investments increased by $3.6 million in the fourth quarter of 2016 to $311.7 million from $308.0 million in the prior linked quarter due to purchases of investment securities, including $19 million of mortgage-backed securities, partially offset by pay downs.

Net loans held-for-investment totaled $1.59 billion at December 31, 2016, as compared to $1.55 billion at September 30, 2016 and $1.53 billion at December 31, 2015. Net loans held-for-investment increased by $43.5 million, or 11% annualized, as compared to the prior linked quarter, primarily due to an increase of $63.4 million, or 21% annualized, in the commercial loan portfolio and a decrease of $20.2 million, or 23% annualized, in the consumer loan portfolio from the prior linked quarter.  Loan closings were focused in the latter half of the quarter.  The Company anticipates that this will provide an increase in average loans and net interest income in the first quarter of 2017.  During the fourth quarter of 2016, commercial loan originations totaled $150.3 million. The increase in net loans held-for-investment from December 31, 2015 was due to year-to-date commercial loan originations of $421.0 million, partially offset by pay downs of commercial and consumer loans.

“Our commercial lending remains robust despite economic and competitive factors.  Our commercial real estate originations continue to be strong and we are starting to see more momentum in our commercial and industrial (C&I) business due to our sustained relationship building efforts,” stated O’Brien. “With rising interest rates and the long overdue potential for meaningful economic growth, we are hopeful that our C&I business will continue to provide opportunities. We are optimistic regarding our efforts to increase our overall commercial lending businesses in 2017.”

Total deposits were $1.74 billion at December 31, 2016, as compared to $1.72 billion at September 30, 2016 and $1.75 billion at December 31, 2015. The cost of deposits was stable at 38 basis points compared to the prior linked quarter and increased by 11 basis points as compared to the three months ended December 31, 2015 due to the impact of the recent increase in market interest rates and growth in retail certificates of deposit.  The Bank continues to rollout new initiatives which are designed to generate growth in deposits and relationships over the long-term.  The Bank’s deposit mix shifted during 2016 as single-service, higher-rate money market and small demand deposit accounts were replaced with certificates of deposit.  The Bank has also seen a shift from interest bearing demand deposit accounts to money market accounts due to product reconfiguration efforts.  Since December 31, 2015, certificates of deposit have increased by $66.1 million and money market accounts have increased by $149.6 million while interest-bearing checking accounts decreased by $119.1 million and savings accounts decreased by $37.7 million.

“In 2016, we achieved our stated goals of deepening both the profitability and engagement among deposit relationships,” said O’Brien.  “We calibrated our deposit portfolio to better reflect customer needs.  This is evidenced by increased direct deposit and online banking penetration among households, increases in savings-related products, and larger overall average household balances.  Investments in platform upgrades for debit cards as well as business banking and cash management technology in the second half of 2016 will better provide our deposit customers with more robust convenience and transactional capabilities in 2017.”

Net Interest Income and Margin

Net interest income was $14.8 million for the quarter ended December 31, 2016, compared to $14.7 million for the quarter ended September 30, 2016 and $14.8 million for the quarter ended December 31, 2015.  The increase from the prior linked quarter primarily reflects an increase in prepayment fees on loans.  Net interest income remained relatively flat compared to the quarter ended December 31, 2015.  The Company’s net interest margin was 2.93% for the three months ended December 31, 2016 as compared to 2.94% for the linked quarter ended September 30, 2016 and 2.81% in the quarter ended December 31, 2015.  The 12 basis point increase in net interest margin from the quarter ended December 31, 2015 is due primarily to commercial loan growth along with a reduction in low-yielding interest-earning bank balances as the Company continued to deploy its excess cash in 2016. On average, the Bank had approximately $105 million of excess cash during the fourth quarter which depressed the net interest margin.

“We have been diligent in our approach to deploying excess liquidity over the last year,” stated O’Brien.  “The quarter-end growth in commercial loan balances has us better-positioned to achieve our target net interest margins in 2017.”

Non-Interest Income

Non-interest income was $3.3 million for the quarter ended December 31, 2016, as compared to $3.1 million and $3.2 million for the quarters ended September 30, 2016 and December 31, 2015, respectively.  The increase in non-interest income from the linked third quarter is due primarily to the reversal of a contingent liability of $199 thousand in the fourth quarter and the gain on the sale of $137 thousand of excess land at a branch location recorded in the three months ended December 31, 2016.

“We are pleased that our deposit fee income levels are now relatively stable after multiple quarters of product reconfiguration efforts and we expect fees to grow in future quarters as we build our relationships,” stated O’Brien.

Non-Interest Expense

Non-interest expense for the fourth quarter of 2016 was $15.4 million as compared to $15.9 million for the three months ended September 30, 2016 and $16.6 million for the three months ended December 31, 2015.  The decrease in non-interest expense from the prior linked quarter is due primarily to a decrease of $723 thousand in salaries and benefits as a result of the timing of accrual adjustments and reductions in employee headcount.  Other expense increased by $538 thousand from the prior linked quarter due primarily to a $220 thousand increase in recourse reserves, loan sale-related broker fees and other miscellaneous charges in the fourth quarter of 2016.  Non-interest expense for the fourth quarter of 2016 declined by $1.2 million from the fourth quarter of 2015, primarily due to a decrease of $681 thousand in insurance expense due to reductions in FDIC assessment rates, a decrease of $671 thousand in other expense resulting primarily from a reduction in recourse reserve accruals and a decrease of $337 thousand in professional fees.  These decreases were partially offset by an increase of $711 thousand in occupancy expenses due to lease vacancy expense reversals recorded in the fourth quarter of 2015 upon the execution of three sub-lease agreements for vacant office space.

“In the fourth quarter, we achieved our lowest quarterly expense levels in more than 13 years,” said O’Brien.  “We enjoyed the benefits of substantial reductions related to several legacy costs.  Our greatly-improved risk management and regulatory standing have allowed us to continue to bring our expense levels more in line with peers.  However, our efficiency ratio remains elevated and reducing it remains a focus for 2017 on both the expense and revenue fronts.”

Asset Quality

Non-performing loans as a percentage of total gross loans decreased to 0.19% at December 31, 2016 as compared to 0.42% at September 30, 2016 primarily due to the removal of $2.2 million of commercial real estate and $1.3 million of residential mortgage loans from non-accrual status during the three months ended December 31, 2016.  The Bank sold $1.0 million of non-performing consumer loans during the fourth quarter of 2016, which resulted in $398 thousand of charge-offs. Non-performing loans as compared to total gross loans was 0.20% at December 31, 2015.

There was no provision for loan losses during the quarters ended December 31, 2016 and September 30, 2016 and a negative provision for loan losses of $300 thousand in the fourth quarter of 2015.  In the fourth quarter of 2016, the Bank recorded net charge-offs of $285 thousand as compared to net charge-offs of $65 thousand in the third quarter of 2016 and net charge-offs of $605 thousand in the fourth quarter of 2015.  The allowance for loan losses was $15.5 million, or 0.97% of gross loans held-for-investment at December 31, 2016 as compared to $15.8 million, or 1.01% of gross loans held-for-investment at September 30, 2016 and $18.0 million, or 1.16% of gross loans held-for-investment at December 30, 2015.  The allowance for loan losses was 501% of non-performing loans held-for-investment at December 30, 2016 as compared to 238% at September 30, 2016 and 578% at December 31, 2015.

“We continue to execute against our philosophy of maintaining enviable credit quality measures,” stated O’Brien.  “This not only ensures that our quality metrics remain strong, but it also avoids the significant expense drag related to managing substandard credits.”

Capital

The Company’s capital ratios improved further due to positive earnings. At December 31, 2016, the Bank’s Tier 1 common equity risk-based capital ratio was 18.9%, total risk-based capital ratio 19.8%, Tier 1 risk-based capital ratio 18.9% and leverage capital ratio 14.5%. At December 31, 2016, the Company’s Tier 1 common equity risk-based capital ratio, total risk-based capital ratio, Tier 1 risk-based capital ratio and leverage capital ratio were 15.1%, 21.6%, 18.9%, and 14.6%, respectively. The Company’s tangible equity to tangible assets ratio was 12.7% at December 31, 2016, as compared to 10.6% at September 30, 2016 and 10.0% at December 31, 2015.  Regulatory capital increased by only $17 million due to the valuation allowance reversal.  Deferred tax assets related to net operating losses are disallowed in the calculation of regulatory capital.

“We will continue to prudently deploy capital throughout 2017 and remain alert for signs of overheated credit or economic activity,” stated O’Brien.  “We are optimistic that these early signs of financial market optimism will create conditions and policies that support sustainable economic growth, increased labor activity, and prosperity.”

Deferred Tax Asset

The Company’s fourth quarter financial results include the reversal of a portion of the valuation allowance recorded against the deferred tax assets of the Company. This reversal resulted in the recognition of a one-time income tax benefit in the fourth quarter of 2016 of $53.7 million, or $2.82 per diluted share. The Company has performed a continuing evaluation of its deferred tax asset valuation allowance on a quarterly basis. The Company has now concluded that, as of December 31, 2016, it is more likely than not that the Company will generate sufficient taxable income within the applicable net operating loss carry-forward periods to realize a portion of its deferred tax assets. This conclusion, and the resulting partial reversal of the deferred tax asset valuation allowance, is based upon consideration of a number of factors, including the Company’s completion of eight consecutive quarters of profitability, its demonstrated ability to meet or exceed budgets, and its forecast of future profitability. The Bank did not factor in any growth in earnings to forecast its future profitability given the stable results in previous quarters.  If the Bank successfully demonstrates earnings growth in future periods, additional reversals in the valuation allowance may be recorded.  After recognizing the partial reversal, the Company’s net deferred tax asset totaled $51.6 million at December 31, 2016, net of a valuation allowance of $73.2 million. The ability to recognize the remaining deferred tax assets that continue to be subject to a valuation allowance will be evaluated on a quarterly basis to determine if there are significant events that would affect the Company’s ability to utilize these deferred tax assets.  As a result of this reversal, the Company will begin recording federal and state tax expense on its earnings beginning in the first quarter of 2017.

The Company determined the amount of the valuation allowance reversal utilizing its current federal tax rate of 35% and its effective state tax rate of 5.85%.  President Donald Trump campaigned on, and his new administration has publicly discussed, various plans to recommend to Congress that it enact legislation for significant reductions in corporate Federal income tax rates.  Any change in the Federal corporate tax rate could significantly impact the amount of the deferred tax asset the Company may recognize. The potential impact of various changes to the corporate tax rate on the Company’s deferred tax asset as of December 31, 2016 is summarized below (dollars in thousands):

	December 31, 2016	15% Federal	20% Federal	25% Federal
Deferred Tax Impact:
Reduction of deferred tax asset/increased tax expense	n/a	$22,213	$16,659	$11,106
Deferred tax asset, net	$51,573	28,569	34,321	40,071
Valuation allowance	73,187	42,441	49,814	57,188

Dividend Declaration

On January 30, 2017, the Board of Directors of the Company declared a dividend of $0.01 per share to holders of record of the common stock of the Company as of February 27, 2017, payable on March 13, 2017.

“We are pleased to announce our third consecutive quarterly dividend,” stated O’Brien.  “The support of the Company’s shareholders has been vitally important to our progress.  The 2016 achievements of continued operating profitability, the third dividend declaration, and the $53.7 million reversal of the deferred tax asset are a further testament to the enormous progress that the Company has made in a short period of time.  With those successes in mind, we head into 2017 in a very strong and energized position to further capitalize on our opportunities.”

Conference Call

The Company’s management will hold a conference call on Tuesday, January 31, 2017 at 11:00 AM (EST) to discuss results and answer questions from analysts and investors.  Participants may listen to or participate in the Company’s earnings conference call via the following:

•	Participants toll-free number: 877-856-1969
•	Conference ID: 9197438

A transcript of the conference call will be available at the Investor Relations section of www.sunnationalbank.com following the call.

About Sun Bancorp, Inc.

Sun Bancorp, Inc. (NASDAQ: SNBC) is a $2.26 billion asset bank holding company headquartered in Mount Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a community bank serving customers throughout New Jersey, and the metro New York region. Sun National Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnationalbank.com.

Cautionary Note Regarding Forward-Looking Statements

The foregoing material contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, which may be identified by the use of such words as “allow,” “anticipate,” “believe,” “continues,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,”   “potential,” “predict,” “project,” “reflects,” “should,” “typically,” “usually,” “view,” “will,” “would,” and similar terms and phrases, including references to assumptions.  Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of the Company and the Bank, the banking industry, the economy in general, expectations of the business environment in which the Company operates, projections of future performance and other statements contained herein that are not historical facts.  These remarks are based upon current management expectations, and may, therefore, involve risks and uncertainties that cannot be predicted or quantified and are beyond the Company’s control and are subject to a variety of uncertainties that could cause future results to vary materially from the Company’s historical performance, or from current expectations. Factors that could cause actual results to differ from those expressed or implied by such forward-looking statements include, but are not limited to: (i) the Company’s ability to attract and retain key management and staff; (ii) changes in business strategy or an inability to successfully execute strategy due to the occurrence of unanticipated events; (iii) the ability to attract deposits and other sources of liquidity; (iv) changes in the financial performance and/or condition of the Bank’s borrowers; (v) changes in consumer spending, borrowing and saving habits; (vi) the ability to increase market share and control expenses; (vii) changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (viii) local, regional and national economic conditions and events and the impact they may have on the Company and its customers; (ix) volatility in the credit and equity markets and its effect on the general economy; (x) the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs; (xi) the overall quality of the composition of the Company’s loan and securities portfolios; (xii) inflation, interest rate, securities market and monetary fluctuations;(xiii) legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations, changes in banking, securities and tax laws and regulations and their application by regulators and changes in the scope and cost of the Federal Deposit Insurance Corporation insurance and other coverages; (xiv) the effects of, and changes in, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (xv) competition among providers of financial services; (xvi) other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and the other risks detailed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K for the fiscal year ended December 31, 2015 and in other filings made pursuant to the Securities Exchange Act of 1934, as amended. No undue reliance should be placed on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any such forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures (Unaudited)

This news release references tangible book value per common share and return on average tangible equity, which are non-GAAP financial measures. Management believes that tangible book value per common share and return on average tangible equity are meaningful financial measures because they are two of the measures we use to assess capital adequacy.

Tangible book value per common share (dollars in thousands)

The following reconciles shareholders’ equity to tangible equity by reducing shareholders’ equity by the intangible asset balance at December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016 and December 31, 2015.

	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Tangible book value per common share:
Shareholders’ equity	$319,709	$265,878	$264,172	$259,457	$256,389
Less: Intangible assets	38,188	38,188	38,188	38,188	38,188
Tangible equity	$281,521	$227,690	$225,984	$221,269	$218,201
Common stock	19,031	19,026	19,026	18,959	18,907
Less: Treasury stock	108	138	172	176	218
Total outstanding shares	18,923	18,888	18,854	18,783	18,689
Tangible book value per common share:	$14.88	$12.05	$11.99	$11.78	$11.68

 Return on Average Tangible Equity (dollars in thousands)

The following provides the calculation of return on tangible equity for the three months ended December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016, and December 31, 2015.

	Three Months Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Net income	$56,000	$1,630	$2,963	$826	$1,452
Average tangible equity:
Average shareholders’ equity	$267,542	$266,931	$262,517	$259,353	$257,035
Less: Average intangible assets	38,188	38,188	38,188	38,188	38,188
Average tangible equity	$229,354	$228,743	$224,329	$221,165	$218,847
Return on average tangible equity(1):	97.7%	2.9%	5.3%	1.5%	2.7%

(1)	Annualized

SUN BANCORP, INC AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (Unaudited)

(Dollars in thousands, except share and per share amounts)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Profitability for the period:
Net interest income	$14,834	$14,815	$58,904	$60,598
Provision for (recovery of) loan losses	—	(300)	(1,682)	(3,280)
Non-interest income	3,311	3,208	13,389	27,625
Non-interest expense	15,425	16,621	64,953	80,086
Income before income taxes	2,720	1,702	9,022	11,417
Income tax (benefit) expense	(53,280)	246	(52,395)	1,197
Net income available to common shareholders	$56,000	$1,456	$61,417	$10,220
Financial ratios:
Return on average assets (1)	10.2%	0.3%	3.7%	0.4%
Return on average equity (1)	83.7%	2.3%	23.3%	4.0%
Return on average tangible equity (1), (2)	97.7%	2.7%	27.2%	4.7%
Net interest margin (1)	2.93%	2.81%	2.94%	2.74%
Efficiency ratio	85%	92%	90%	91%
Income per common share:
Basic	$2.96	$0.08	$3.26	$0.55
Diluted	$2.94	$0.08	$3.24	$0.55

Average equity to average assets	12.2%	11.2%	12.1%	10.5%

	December 31,
	2016	2015
At period-end:
Total assets	$2,262,262	$2,210,584
Total deposits	1,741,363	1,746,102
Loans receivable, net of allowance for loan losses	1,594,377	1,530,501
Loans held-for-sale	—	—
Investments	311,727	298,858
Borrowings	91,708	92,305
Junior subordinated debentures	92,786	92,786
Shareholders' equity	319,709	256,388

Credit quality and capital ratios:
Allowance for loan losses to gross loans held-for-investment	0.97%	1.16%
Non-performing loans held-for-investment to gross loans held-for-investment	0.19%	0.20%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	0.19%	0.22%
Allowance for loan losses to non-performing loans held-for-investment	501%	578%
Tier 1 common equity risk-based capital:
Sun Bancorp, Inc.	15.1%	14.1%
Sun National Bank	18.9%	17.9%
Total risk-based capital:
Sun Bancorp, Inc.	21.6%	21.0%
Sun National Bank	19.8%	19.1%
Tier 1 risk-based capital:
Sun Bancorp, Inc.	18.9%	17.6%
Sun National Bank	18.9%	17.9%
Leverage capital:
Sun Bancorp, Inc.	14.6%	12.2%
Sun National Bank	14.5%	12.4%

Book value per common share	$16.90	$13.72
Tangible book value per common share	$14.88	$11.68

(1)	Annualized.
(2)

Return on average tangible equity, a non-GAAP measure, is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

SUN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)

(Dollars in thousands, except share and per share amounts)

	December 31,	December 31,
	2016	2015
ASSETS
Cash and due from banks	$19,645	$21,836
Interest earning bank balances	114,563	182,479
Cash and cash equivalents	134,208	204,315
Restricted cash	5,000	5,000
Investment securities available for sale (amortized cost of $300,028 and $285,838 at December 31, 2016 and December 31, 2015, respectively)	295,686	282,875
Investment securities held to maturity (estimated fair value of $250 at December 31, 2016 and December 31, 2015)	250	250
Loans receivable (net of allowance for loan losses of $15,541 and $18,008 at December 31, 2016 and December 31, 2015, respectively)	1,594,377	1,530,501
Restricted equity investments, at cost	15,791	15,733
Bank properties and equipment, net	30,148	31,596
Real estate owned, net	—	281
Accrued interest receivable	5,122	4,657
Goodwill	38,188	38,188
Bank owned life insurance (BOLI)	83,109	81,175
Deferred taxes, net	51,573	—
Other assets	8,810	16,013
Total assets	$2,262,262	$2,210,584
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$1,741,363	$1,746,102
Advances from the Federal Home Loan Bank of New York (FHLBNY)	85,416	85,607
Obligations under capital lease	6,292	6,698
Junior subordinated debentures	92,786	92,786
Deferred taxes, net	—	1,524
Other liabilities	16,696	21,479
Total liabilities	1,942,553	1,954,196

Commitments and contingencies

Shareholders' equity:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued	—	—
Common stock, $5 par value, 40,000,000 shares authorized; 19,030,704 shares issued and 18,922,726 shares outstanding at December 31, 2016; 18,910,829 shares issued and 18,693,091 shares outstanding at December 31, 2015.	95,154	94,554
Additional paid-in capital	508,593	510,659
Retained deficit	(276,501)	(337,542)
Accumulated other comprehensive loss	(2,568)	(1,752)
Deferred compensation plan trust	(1,160)	(1,122)
Treasury stock at cost, 107,978 shares at December 31, 2016 and 217,738 shares at December 31, 2015.	(3,809)	(8,409)
Total shareholders' equity	319,709	256,388
Total liabilities and shareholders' equity	$2,262,262	$2,210,584

SUN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollars in thousands, except share and per share amounts)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
INTEREST INCOME:
Interest and fees on loans	$15,736	$15,243	$62,014	$61,271
Interest on taxable investment securities	1,759	1,719	6,715	7,268
Interest on non-taxable investment securities	—	—	—	851
Dividends on restricted equity investments	224	205	881	818
Total interest income	17,719	17,167	69,610	70,208
INTEREST EXPENSE:
Interest on deposits	1,654	1,231	5,958	5,337
Interest on funds borrowed	542	553	2,173	2,073
Interest on junior subordinated debentures	689	568	2,575	2,200
Total interest expense	2,885	2,352	10,706	9,610
Net interest income	14,834	14,815	58,904	60,598
PROVISION FOR (RECOVERY OF) LOAN LOSSES	—	(300)	(1,682)	(3,280)
Net interest income after provision for loan losses	14,834	15,115	60,586	63,878
NON-INTEREST INCOME:
Deposit service charges and fees	1,484	1,424	6,221	6,988
Interchange fees	483	505	1,905	2,115
Gain on sale of bank branches	—	—	—	10,553
Gain on sale of loans	60	—	101	1,444
Gain on sale of investment securities	—	—	426	1,468
Investment products income	288	458	1,707	2,025
BOLI income	452	516	1,934	2,043
Other income	544	301	1,095	989
Total non-interest income	3,311	3,204	13,389	27,625
NON-INTEREST EXPENSE:
Salaries and employee benefits	7,926	7,814	34,971	37,013
Occupancy expense	2,232	1,521	8,988	12,811
Equipment expense	1,324	1,395	4,786	8,417
Data processing expense	1,124	1,209	4,503	5,018
Professional fees	508	845	2,246	3,230
Insurance expense	368	1,049	2,164	4,528
Advertising expense	473	541	1,660	1,520
Problem loan expense	61	167	411	1,259
Other expense	1,409	2,080	5,224	6,290
Total non-interest expense	15,425	16,621	64,953	80,086
INCOME BEFORE INCOME TAXES	2,720	1,698	9,022	11,417
INCOME TAX (BENEFIT) EXPENSE	(53,280)	246	(52,395)	1,197
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$56,000	$1,452	$61,417	$10,220

Basic earnings per share	$2.96	$0.08	$3.26	$0.55
Diluted earnings per share	$2.94	$0.08	$3.24	$0.55

Weighted average shares - basic	18,908,688	18,673,271	18,843,077	18,647,198
Weighted average shares - diluted	19,016,188	18,766,028	18,933,330	18,708,182

SUN BANCORP, INC. AND SUBSIDIARIES

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(dollars in thousands)

	2016	2016	2016	2016	2015
	Q4	Q3	Q2	Q1	Q4
Profitability for the quarter:
Net interest income	$14,834	$14,712	$14,872	$14,486	$14,815
Provision for (recovery of) loan losses	—	—	(1,682)	—	(300)
Non-interest income	3,311	3,142	3,774	3,164	3,204
Non-interest expense	15,425	15,937	17,066	16,524	16,621
Income before income taxes	2,720	1,917	3,262	1,126	1,698
Income tax (benefit) expense	(53,280)	287	299	300	246
Net income available to common shareholders	$56,000	$1,630	$2,963	$826	$1,452
Financial ratios:
Return on average assets (1)	10.2%	0.3%	0.5%	0.2%	0.3%
Return on average equity (1)	83.7%	2.4%	4.5%	1.3%	2.3%
Return on average tangible equity (1), (2)	97.7%	2.9%	5.3%	1.5%	2.7%
Net interest margin (1)	2.93%	2.94%	2.98%	2.91%	2.81%
Efficiency ratio	85%	89%	93%	94%	92%
Per share data :
Income per common share:
Basic	$2.96	$0.09	$0.16	$0.04	$0.08
Diluted	$2.94	$0.09	$0.16	$0.04	$0.08
Book value	$16.90	$14.08	$14.01	$13.81	$13.72
Tangible book value	$14.88	$12.05	$11.99	$11.78	$11.68
Cash dividends paid	$0.01	$0.01	$—	$—	$—
Average basic shares	18,908,688	18,874,577	18,848,236	18,739,739	18,673,271
Average diluted shares	19,016,188	18,962,740	18,957,201	18,837,699	18,766,028
Non-interest income:
Deposit service charges and fees	$1,484	$1,540	$1,618	$1,580	$1,424
Interchange fees	483	451	486	484	505
Gain on sale of investment securities	—	—	426	—	—
Gain on sale of loans	60	41	—	—	—
Investment products income	288	505	538	377	458
BOLI income	452	485	489	508	516
Other income	544	120	217	215	301
Total non-interest income	$3,311	$3,142	$3,774	$3,164	$3,204
Non-interest expense:
Salaries and employee benefits	$7,926	$8,649	$9,333	$9,063	$7,814
Occupancy expense	2,232	2,273	2,144	2,339	1,521
Equipment expense	1,324	1,303	1,068	1,090	1,395
Data processing expense	1,124	1,116	1,075	1,188	1,209
Professional fees	508	730	537	471	845
Insurance expense	368	452	556	788	1,049
Advertising expense	473	412	393	382	541
Problem loan expenses	61	131	187	33	167
Other expenses	1,409	871	1,773	1,170	2,080
Total non-interest expense	$15,425	$15,937	$17,066	$16,524	$16,621

(1)	Annualized.
(2)

Return on average tangible equity, a non-GAAP measure, is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

SUN BANCORP, INC. AND SUBSIDIARIES

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(dollars in thousands)

	2016	2016	2016	2016	2015
	Q4	Q3	Q2	Q1	Q4
Balance Sheet at quarter end:
Cash and cash equivalents	$134,208	$156,292	$168,799	$136,238	$204,315
Restricted cash	5,000	5,000	5,000	5,000	5,000
Investment securities	311,727	308,031	296,714	298,656	298,858
Loans held-for-investment
Commercial and industrial	235,946	226,493	220,609	222,828	230,681
Commercial real estate - owner occupied	231,348	226,165	225,520	218,598	228,191
Commercial real estate - non-owner occupied	742,662	676,323	666,345	667,401	625,700
Land and development	67,165	84,692	82,018	86,520	68,070
Residential real estate	210,874	226,691	237,080	241,891	249,975
Home equity and other	121,923	126,302	132,912	140,660	145,892
Total loans	1,609,918	1,566,666	1,564,484	1,577,898	1,548,509
Allowance for loan losses	(15,541)	(15,827)	(15,891)	(17,952)	(18,008)
Net loans held-for-investment	1,594,377	1,550,839	1,548,593	1,559,946	1,530,501
Loans held-for-sale	—	1,450	540	—	—
Goodwill	38,188	38,188	38,188	38,188	38,188
Total assets	2,262,222	2,189,346	2,186,982	2,169,750	2,210,584
Net deferred tax asset, before valuation allowance	125,238	124,574	125,051	126,744	129,129
Deferred tax valuation allowance	(73,665)	(127,973)	(128,362)	(129,248)	(130,653)
Total deposits	1,741,363	1,717,634	1,713,665	1,703,902	1,746,102
Advances from the FHLBNY	85,416	85,465	85,513	85,560	85,607
Obligations under capital leases	6,292	6,396	6,498	6,599	6,698
Junior subordinated debentures	92,786	92,786	92,786	92,786	92,786
Total shareholders' equity	319,669	265,878	264,172	259,457	256,388

Quarterly average balance sheet:
Loans held-for-investment
Commercial	$1,238,749	$1,215,135	$1,197,368	$1,159,715	$1,124,176
Residential real estate	220,502	233,277	240,884	247,489	255,746
Home equity and other	122,290	128,078	136,330	141,851	146,806
Total loans	1,581,541	1,576,490	1,574,582	1,549,055	1,526,728
Securities and other interest-earning assets	442,409	425,042	422,667	443,303	583,541
Total interest-earning assets	2,023,950	2,001,532	1,997,249	1,992,358	2,110,269
Total assets	2,201,886	2,187,482	2,179,400	2,175,796	2,293,114
Non-interest-bearing demand deposits	411,728	402,465	393,922	417,469	534,551
Total deposits	1,731,312	1,709,863	1,707,574	1,709,820	1,826,704
Total interest-bearing liabilities	1,504,138	1,492,139	1,498,510	1,477,356	1,477,301
Total shareholders' equity	267,542	266,931	262,517	259,353	257,035

SUN BANCORP, INC. AND SUBSIDIARIES

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(dollars in thousands)

	2016	2016	2016	2016	2015
	Q4	Q3	Q2	Q1	Q4

Capital and credit quality measures:
Tier 1 common equity risk-based capital:
Sun Bancorp, Inc.	15.1%	14.5%	14.3%	14.0%	14.1%
Sun National Bank	18.9%	18.3%	18.1%	17.7%	17.9%
Total risk-based capital:
Sun Bancorp, Inc.	21.6%	21.2%	21.0%	20.8%	21.0%
Sun National Bank	19.8%	19.3%	19.1%	18.9%	19.1%
Tier 1 risk-based capital:
Sun Bancorp, Inc.	18.9%	18.1%	17.9%	17.4%	17.6%
Sun National Bank	18.9%	18.3%	18.1%	17.7%	17.9%
Leverage capital:
Sun Bancorp, Inc.	14.6%	13.3%	13.2%	13.0%	12.2%
Sun National Bank	14.5%	13.4%	13.3%	13.2%	12.4%

Average equity to average assets	12.2%	12.2%	12.0%	11.9%	11.2%
Allowance for loan losses to gross loans held-for-investment	0.97%	1.01%	1.02%	1.14%	1.16%
Non-performing loans held-for-investment to gross loans held-for-investment	0.19%	0.42%	0.35%	0.25%	0.20%
Non-performing assets to total assets	0.14%	0.31%	0.27%	0.18%	0.15%
Allowance for loan losses to non-performing loans held-for-investment	501%	238%	289%	460%	578%
Other data:
Net charge-offs	(285)	(65)	(378)	(56)	(605)
Classified loans	6,887	8,593	9,310	7,812	5,922
Classified assets	10,094	11,799	12,516	11,018	9,410
Non-performing assets:
Non-accrual loans	1,994	3,246	2,580	3,066	2,207
Non-accrual loans held-for-sale	—	178	332	—	—
Troubled debt restructurings, non-accrual	1,107	3,396	2,918	838	910
Real estate owned, net	—	—	—	—	281
Total non-performing assets	$3,101	$6,820	$5,830	$3,904	$3,398

SUN BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS (Unaudited)

(dollars in thousands)

	For the Three Months Ended			For the Three Months Ended
	December 31, 2016			December 31, 2015
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (1), (2)
Commercial	$1,238,749	$12,605	4.07%	$1,124,176	$11,514	4.10%
Home equity and other	122,290	1,295	4.24	146,806	1,550	4.22
Residential real estate	220,502	1,834	3.33	255,746	2,178	3.41
Total loans receivable	1,581,541	15,734	3.98	1,526,728	15,242	3.99
Investment securities	312,431	1,800	2.30	306,112	1,724	2.25
Interest-earning bank balances	129,978	183	0.56	277,429	200	0.29
Total interest-earning assets	2,023,950	17,717	3.50	2,110,269	17,166	3.25

Total non-interest-earning assets	177,936			182,845
Total assets	$2,201,886			$2,293,114
Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposit	$677,815	392	0.23%	$717,542	327	0.18%
Savings deposits	241,746	204	0.34	212,641	128	0.24
Time deposits	400,023	1,057	1.06	361,970	776	0.86
Total interest-bearing deposit accounts	1,319,584	1,653	0.50	1,292,153	1,231	0.38
Long-term borrowings:
FHLBNY Advances	85,433	434	2.03	85,622	437	2.04
Obligations under capital lease	6,335	109	6.88	6,740	116	6.88
Junior subordinated debentures	92,786	688	2.97	92,786	568	2.45
Total borrowings	184,554	1,231	2.67	185,148	1,121	2.42
Total interest-bearing liabilities	1,504,138	2,884	0.77	1,477,301	2,352	0.64
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	411,728			534,551
Other liabilities	18,478			24,227
Total non-interest-bearing liabilities	430,206			558,778
Total liabilities	1,934,344			2,036,079

Shareholders' equity	267,542			257,035
Total liabilities and shareholders' equity	$2,201,886			$2,293,114
Net interest income		$14,833			$14,814
Interest rate spread (3)			2.73%			2.61%
Net interest margin (4)			2.93%			2.81%
Ratio of average interest-earning assets to average interest-bearing liabilities			135%			143%

(1)	Average balances include non-accrual loans and loans held-for-sale.
(2)	Loan fees are included in interest income and the amount is not material for this analysis.
(3)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS (Unaudited)

(dollars in thousands)

	For the Year Ended			For the Year Ended
	December 31, 2016			December 31, 2015
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (1), (2)
Commercial and industrial	$1,202,992	$48,405	4.02%	$1,104,871	$45,234	4.09%
Home equity	132,073	5,577	4.22	162,799	6,775	4.16
Residential real estate	235,458	8,031	3.41	268,890	9,260	3.44
Total loans receivable	1,570,523	62,013	3.95	1,536,560	61,269	3.99
Investment securities (3)	304,314	6,924	2.28	353,229	8,514	2.41
Interest-earning bank balances	129,016	672	0.52	338,365	880	0.26
Total interest-earning assets	2,003,853	69,609	3.47	2,228,154	70,663	3.17

Total non-interest-earning assets	182,363			192,268
Total assets	$2,186,216			$2,420,422
Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$692,105	1,507	0.22%	$790,237	$1,416	0.18%
Savings deposits	238,009	767	0.32	221,309	467	0.21
Time deposits	378,204	3,684	0.97	408,230	3,454	0.85
Total interest-bearing deposit accounts	1,308,318	5,958	0.46	1,419,776	5,337	0.38
Short-term borrowings:
Repurchase agreements with customers	—	—	—	50	—	—
Long-term borrowings:
FHLBNY advances	85,513	1,728	2.02	78,704	1,603	2.04
Obligations under capital lease	6,489	445	6.86	6,870	470	6.84
Junior subordinated debentures	92,786	2,574	2.77	92,786	2,200	2.37
Total borrowings	184,788	4,747	2.57	178,410	4,273	2.40
Total interest-bearing liabilities	1,493,106	10,705	0.72	1,598,186	9,610	0.60
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	406,370			541,605
Other liabilities	22,624			26,836
Total non-interest-bearing liabilities	428,994			568,441
Total liabilities	1,922,100			2,166,627

Shareholders' equity	264,116			253,795
Total liabilities and shareholders' equity	$2,186,216			$2,420,422
Net interest income		$58,904			$61,053
Interest rate spread (4)			2.75%			2.57%
Net interest margin (5)			2.94%			2.74%
Ratio of average interest-earning assets to average interest-bearing liabilities			134%			139%
(1)	Average balances include non-accrual loans and loans held-for-sale.
(2)	Loan fees are included in interest income and the amount is not material for this analysis.
(3)

Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustment for the year ended December 31, 2016 and 2015 was $0 and $455 thousand, respectively.

(4)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS (Unaudited)

(dollars in thousands)

	For the Three Months Ended			For the Three Months Ended
	December 31, 2016			September 30, 2016
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable (1), (2)
Commercial	$1,238,749	$12,605	4.07%	$1,215,135	$12,230	4.03%
Home equity and other	122,290	1,295	4.24	128,078	1,354	4.23
Residential real estate	220,502	1,834	3.33	233,277	1,998	3.43
Total loans receivable	1,581,541	15,734	3.98	1,576,490	15,582	3.95
Investment securities	312,431	1,800	2.30	312,629	1,734	2.22
Interest-earning bank balances	129,978	183	0.56	112,413	144	0.51
Total interest-earning assets	2,023,950	17,717	3.50	2,001,532	17,460	3.49

Total non-interest-earning assets	177,936			185,950
Total assets	$2,201,886			$2,187,482
Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$677,815	392	0.23%	$678,636	$374	0.22%
Savings deposits	241,746	204	0.34	241,960	202	0.33
Time deposits	400,023	1,057	1.06	386,802	981	1.01
Total interest-bearing deposit accounts	1,319,584	1,653	0.50	1,307,398	1,557	0.48
Long-term borrowings:
FHLB advances	85,433	434	2.03	85,514	434	2.03
Obligations under capital lease	6,335	109	6.88	6,441	110	6.83
Junior subordinated debentures	92,786	688	2.97	92,786	646	2.78
Total borrowings	184,554	1,231	2.67	184,741	1,190	2.58
Total interest-bearing liabilities	1,504,138	2,884	0.77	1,492,139	2,747	0.74
Non-interest-bearing liabilities:
Non-interest-bearing demand deposits	411,728			402,465
Other liabilities	18,478			25,947
Total non-interest-bearing liabilities	430,206			428,412
Total liabilities	1,934,344			1,920,551

Shareholders' equity	267,542			266,931
Total liabilities and shareholders' equity	$2,201,886			$2,187,482
Net interest income		$14,833			$14,713
Interest rate spread (3)			2.73%			2.75%
Net interest margin (4)			2.93%			2.94%
Ratio of average interest-earning assets to average interest-bearing liabilities			135%			134%

(1)	Average balances include non-accrual loans and loans held-for-sale.
(2)	Loan fees are included in interest income and the amount is not material for this analysis.
(3)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income as a percentage of average interest-earning assets.